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                                                                     EXHIBIT 3.2

















                                     BYLAWS

                                       OF

                         SYKES HEALTHPLAN SERVICES, INC.
                             (a Florida corporation)




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                                TABLE OF CONTENTS

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                                                                                             PAGE
                                                                                             ----

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1       Definitions.................................................................  1

                                    ARTICLE 2
                                     OFFICES

Section 2.1       Principal and Business Offices..............................................  1
Section 2.2       Registered Office...........................................................  1

                                    ARTICLE 3
                                  SHAREHOLDERS

Section 3.1       Annual Meeting..............................................................  1
Section 3.2       Special Meetings............................................................  2
Section 3.3       Place of Meeting............................................................  2
Section 3.4       Notice of Meeting...........................................................  2
Section 3.5       Waiver of Notice............................................................  3
Section 3.6       Fixing of Record Date.......................................................  3
section 3.7       Shareholders' List for Meetings.............................................  4
Section 3.8       Quorum......................................................................  5
Section 3.9       Voting of Shares............................................................  5
Section 3.10      Vote Required...............................................................  5
Section 3.11      Conduct of Meeting..........................................................  5
Section 3.12      Inspectors of Election......................................................  6
Section 3.13      Proxies.....................................................................  6
Section 3.14      Action by Shareholders Without Meeting......................................  7
Section 3.15      Acceptance of Instruments Showing Shareholder Action........................  7

                                    ARTICLE 4
                               BOARD OF DIRECTORS

Section 4.1       General Powers and Number...................................................  8
Section 4.2       Qualifications..............................................................  8
Section 4.3       Term of Office..............................................................  8
Section 4.4       Removal.....................................................................  9
Section 4.5       Resignation.................................................................  9
Section 4.6       Vacancies...................................................................  9
Section 4.7       Compensation................................................................  9

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
Section 4.8       Regular Meetings............................................................  9
Section 4.9       Special Meetings............................................................  9
Section 4.10      Notice...................................................................... 10
Section 4.11      Waiver of Notice............................................................ 10
Section 4.12      Quorum and Voting........................................................... 10
Section 4.13      Conduct of Meetings......................................................... 10
Section 4.14      Committees.................................................................. 11
Section 4.15      Action Without Meeting...................................................... 11
Section 4.16      Actions by Board of Directors to Follow Shareholder Consent................. 12
Section 4.17      Actions by Board of Directors Requiring a Super Majority Vote............... 13

                                    ARTICLE 5
                                    OFFICERS

Section 5.1       Number...................................................................... 14
Section 5.2       Election and Term of Office................................................. 14
Section 5.3       Removal..................................................................... 15
Section 5.4       Resignation................................................................. 15
Section 5.5       Vacancies................................................................... 15
Section 5.6       President................................................................... 15
Section 5.7       Vice Presidents............................................................. 15
Section 5.8       Secretary................................................................... 16
Section 5.9       Treasurer................................................................... 16
Section 5.10      Assistant Secretaries and Assistant Treasurers.............................. 16
Section 5.11      Other Assistants and Acting Officers........................................ 16
Section 5.12      Salaries.................................................................... 17

                                    ARTICLE 6
             CONTRACTS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

Section 6.1       Contracts................................................................... 17
Section 6.2       Checks, Drafts, etc......................................................... 17
Section 6.3       Deposits.................................................................... 17
Section 6.4       Voting of Securities Owned by Corporation................................... 17

                                    ARTICLE 7
                   CERTIFICATES FOR SHARES: TRANSFER OF SHARES

Section 7.1       Consideration for Shares.................................................... 18
Section 7.2       Certificates for Shares..................................................... 18
Section 7.3       Transfer of Shares.......................................................... 19
Section 7.4       Restrictions on Transfer.................................................... 19
Section 7.5       Lost, Destroyed, or Stolen Certificates..................................... 19
Section 7.6       Stock Regulations........................................................... 19

                                       ii

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                                    ARTICLE 8
                                      SEAL

Section 8.1       Seal........................................................................ 19

                                    ARTICLE 9
                                BOOKS AND RECORDS

Section 9.1       Books and Records........................................................... 20
Section 9.2       Shareholders' Inspection Rights............................................. 20
Section 9.3       Distribution of Financial Information....................................... 20
Section 9.4       Other Reports............................................................... 20

                                   ARTICLE 10
                                 INDEMNIFICATION

Section 10.1      Provision of Indemnification................................................ 20

                                   ARTICLE 11
                                   AMENDMENTS

Section 11.1      Power to Amend.............................................................. 21
Section 11.2      Implied Amendments.......................................................... 21

                                   ARTICLE 12
                              SHAREHOLDER AGREEMENT

Section 12.1      Conflict Between Shareholder Agreement and BylawS

                                   ARTICLE 13
                         LIMITATION ON SCOPE OF BUSINESS

Section 13.1      Permitted Business Activities............................................... 22


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                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. The following terms shall have the following meanings for purposes of these bylaws:

         "Act" means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.

         "Deliver" or "delivery" includes delivery by hand; United States mail, facsimile, telegraph, teletype or other form of electronic transmission, and private mail carriers handling nationwide mail services.

         "Distribution" means a direct or indirect transfer of money or other property (except shares in the corporation) or an incurrence of indebtedness by the corporation to or for the benefit of shareholders in respect of any of the corporation's shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

         "Principal office" means the office (within or without the State of Florida) where the corporation's principal executive offices are located, as designated in the articles of incorporation or other initial filing until an annual report has been filed with the Florida Department of State, and thereafter as designated in the annual report.

                                    ARTICLE 2
                                     OFFICES

         Section 2.1 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         Section 2.2 Registered Office. The registered office of the corporation required by the Act to be maintained in the State of Florida may but need not be identical with the principal office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                                    ARTICLE 3
                                  SHAREHOLDERS

         Section 3.1 Annual Meeting. The annual meeting of shareholders shall be held within four months after the close of each fiscal year of the corporation on a date and at a time and place designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable.

         Section 3.2 Special Meetings.

             (a) Call by Directors. Special meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors.

             (b) Call by Shareholders. The corporation shall call a special meeting of shareholders in the event that the holders of at least ninety percent of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within sixty days after the date that the demand is delivered to the corporation.

         Section 3.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation.

         Section 3.4 Notice of Meeting.

             (a) Content and Delivery. Written notice stating the date, time, and place of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting by or at the direction of the President or the Secretary, or the officer or persons duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Act. Unless the Act requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.

             (b) Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned to a different date, time, or place, the corporation shall not be required to give notice of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

             (c) No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (a) an annual report and proxy statement for two consecutive annual meetings of

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shareholders, or (b) all, and at least two checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

         Section 3.5 Waiver of Notice.

             (a) Written Waiver. A shareholder may waive any notice required by the Act or these bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

             (b) Waiver by Attendance. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 3.6 Fixing of Record Date.

             (a) General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy days before the date of meeting or action requiring a determination of shareholders.

             (b) Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the corporation.

             (c) Shareholder Action by Written Consent. If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the corporation, but if prior action is required by the Board of Directors pursuant to the Act, such record date shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date.


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             (d) Absence of Board Determination for Shareholders' Meeting. If
the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

             (e) Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

             (f) Certain Distributions. If the Board of Directors does not determine the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares or a share dividend), such record date shall be the close of business on the date on which the Board of Directors authorizes the distribution.

         3.7 Shareholders' List for Meetings.

             (a) Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar, if any. A shareholder or his or her agent may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section. The corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

             (b) Prima Facie Evidence. The shareholders' list is prima facie evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.

             (c) Failure to Comply. If the requirements of this Section have not been substantially complied with, or if the corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders' list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

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                 (d) Sale or Distribution of Information Prohibited.
A shareholder may not sell or otherwise distribute any information or records inspected under this Section, except to the extent permitted by the Act.

         Section 3.8 Quorum.

                 (a) What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section. Ninety percent of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.

                 (b) Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

                 (c) Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

         Section 3.9 Voting of Shares. Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

         Section 3.10 Vote Required.

                 (a) Matters Other Than Election of Directors. If a quorum exists, including in the case of the election of directors, action on a matter shall be approved only if ninety percent of the votes cast favor the action, unless the Act requires a greater number of affirmative votes.

                 (b) Election of Directors. Each director shall be elected only by the affirmative vote of ninety percent of the votes cast by the shares outstanding which are entitled to vote in the election of directors at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

         Section 3.11 Conduct of Meeting. The Chairman of the Board of Directors, and if there be none, or in his or her absence, the President, and in his or her absence, any Vice President in the order provided under the Section of these bylaws titled "Vice Presidents," and in their absence, any person chosen by the shareholders present shall call a shareholders' meeting to

                                        5

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order and shall act as presiding officer of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders' meeting. The presiding officer's authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders' meetings; however, meetings shall be conducted in accordance with accepted usage and common practice with fair treatment to all who are entitled to take part.

         Section 3.12 Inspectors of Election. Inspectors of election may be appointed by the Board of Directors to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. No inspector, whether appointed by the Board of Directors or by the person acting as presiding officer of the meeting, need be a shareholder.

         Section 3.13 Proxies.

                 (a) Appointment. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A telegraph, telex, or a cablegram, a facsimile transmission of a signed appointment form, or a photographic, photostatic, or equivalent reproduction of a signed appointment form is a sufficient appointment form.

                 (b) When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for up to eleven months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.



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         Section 3.14 Action by Shareholders Without Meeting.

                 (a) Requirements for Written Consents. Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if one or more written consents describing the action taken shall be signed and dated by the holders of at least ninety percent of all shares entitled to vote thereon. Such consents must be delivered to the principal office of the corporation in Florida, the corporation's principal place of business, the Secretary, or another officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the corporation by delivery as set forth in this Section.

                 (b) Revocation of Written Consents. Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded

                 (c) Notice to Nonconsenting Shareholders. Within ten days after obtaining such authorization by written consent, notice must be given in writing to those shareholders who having not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under the Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Act regarding the rights of dissenting shareholders.

                 (d) Same Effect as Vote at Meeting. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken by written consent pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

         Section 3.15 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:


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            (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

            (b) The name signed purports to be that of a administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

            (c) The name signed purports to be that of a receiver or trustee in bankruptcy. Or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

            (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

            (e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                                    ARTICLE 4
                               BOARD OF DIRECTORS

         Section 4.1 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The corporation shall have two directors initially. The number of directors may be increased or decreased from time to time by vote of the shareholders as provided in Section 3.9 of these Bylaws, but shall never be less than two.

         Section 4.2 Qualifications. Directors must be natural persons who are eighteen years of age or older but need not be residents of this state or shareholders of the corporation.

         Section 4.3 Term of Office. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal.


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



         Section 4.4 Removal. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is such removal. The shareholders may also remove one or more directors by written consent. Any removal of a director requires the affirmative vote of ninety percent of the outstanding shares.

         Section 4.5 Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman (if any) or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         Section 4.6 Vacancies.

                 (a) Who May Fill Vacancies. Whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled only by the shareholders. For so long as a vacancy on the Board of Directors exists, the Board of Directors shall not take any action unless the holders of not less than ninety percent of the outstanding shares consent to the action.

                 (b) Prospective Vacancies. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         Section 4.7 Compensation. The shareholders may establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise, or may delegate such authority to the Board of Directors or an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the corporation by such directors, officers, and employees.

         Section 4.8 Regular Meetings. The Board of Directors shall meet on at least a quarterly basis. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the date, time, and place, either within or without the State of Florida, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

         Section 4.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any) the President or one-third of the members of the

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



Board of Directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal office of the corporation in the State of Florida.

         Section 4.10 Notice. Special meetings of the Board of Directors must be preceded by at least two days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

         Section 4.11 Waiver of Notice. Notice of a meeting of the Board of Directors need nor be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Section 4.12 Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed by these bylaws. Except as provided in Sections 4.16 and 4.17 of these Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or
(b) he or she votes against or abstains from the action taken.

         Section 4.13 Conduct of Meetings.

                 (a) Presiding Officer. The Board of Directors may elect from among its members a Chairman of the Board of Directors, who shall preside at meetings of the Board of Directors. The Chairman, and if there be none, or in his or her absence, the President, and in his or her absence, any Vice President in the order provided under the Section of these bylaws titled "Vice Presidents," and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

                 (b) Minutes. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

                 (c) Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

            (d) Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 4.14 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

            (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

            (b) fill vacancies on the Board of Directors or any committee thereof;

            (c) adopt, amend, or repeal these bylaws;

            (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

            (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors; or

            (f) take any action described in Sections 4.16 and 4.17 of these Bylaws.

Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The provisions of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

         Section 4.15 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

         Section 4.16 Actions by Board of Directors to Follow Shareholder Consent. The Board of Directors shall not take any of the following actions, except upon the prior affirmative vote of not less than 90% of the total number of outstanding shares, or with the written consent of such Shareholders:

            (a) sale of all or substantially all of the assets of the corporation or any of its subsidiaries;

            (b) any material acquisition (including acquisition of stock or assets) of any other company, business or enterprise;

            (c) any merger or consolidation involving the corporation or any of its subsidiaries or the dissolution or liquidation of the corporation or any of its subsidiaries;

            (d) any payment of any dividend in cash or property other than cash by the corporation or redemption of any Shares;

            (e) any recapitalization, restatement of assets, reduction of capital or other change in the capitalization of the corporation or its subsidiaries;

            (f) any issuance or reissuance or agreement to issue or reissue any capital stock of the corporation or any option or warrant for, or any security convertible into, any capital stock of the corporation;

            (g) any filing of any registration statement of the Securities Act of 1933, as amended;

            (h) the amendment to the Articles of Incorporation or Bylaws of the corporation;

            (i) the acquisition by the corporation of material assets unrelated to the business described in Section 1.3 of the Shareholder Agreement (as defined in Section 12.1 below); or

            (j) engaging in a material line of business other than the business described in Section 1.3 of the Shareholder Agreement.

         Section 4.17 Actions by Board of Directors Requiring a Super Majority Vote. The Board of Directors shall not take any of the following actions, except upon the prior affirmative vote of all of the directors:

            (a) approval or revision of the annual Budget in form acceptable to the Board of Directors setting forth the estimated receipts and expenditures of, capital expenditures of, and reasonable reserves for working capital for, the corporation for the succeeding calendar year;

            (b) capital improvements or expenditures (including capitalized leases and interest costs) in excess of $50,000 which are not included in the Budget approved by the Board of Directors;

            (c) filing of bankruptcy;

            (d) any issuance, reissuance or redemption by the corporation of any shares of its capital stock or securities convertible into or exchangeable for shares of such stock, including any options, warrants or other rights to purchase or otherwise acquire any shares of such stock or securities convertible into or exchangeable for such stock;

            (e) any declaration of dividends by the corporation;

            (f) the selection of corporate officers of the corporation and the determination of the compensation and benefits payable to each such officer;

            (g) any proposal for the corporation to (i) create, assume or incur, or become liable in respect of, any indebtedness in excess of $100,000 per obligation, except for accounts payable incurred in the ordinary course of business and indebtedness included in the Budget approved by the Board of Directors, (ii) become a lessee of real property if the annual rentals payable under the relevant lease would exceed $100,000, (iii) acquire the securities of, make any other investment in, any other person, or (iv) make loans, provide guarantees or otherwise extend or pledge credit to others with respect to any such loan, guarantee, extension or pledge, except endorsements and extensions of credit in the ordinary course of operations of the corporation;

            (h) any proposal for the corporation to confess any judgment against the corporation or create, assume, incur, or suffer to be created, assumed or incurred or to exist, any mortgage, pledge, encumbrance, lien or charge of any kind (each, a "Lien") upon any of the assets or properties of the corporation, or to acquire or hold or agree to acquire or hold any such assets or properties subject to any such Lien if such Lien is proposed in connection with any proposal referred to in paragraph (g) above except in the normal course of business and in accordance with the Budget approved by the Board of Directors;

            (i) any proposal for the corporation to sell or transfer any assets of the corporation valued in excess of $10,000 in one or a series of related transactions not in the ordinary course of business;

            (j) any proposal to enter into any contract, obligation, commitment, capital investment, or any other program involving aggregate expenditures reasonably estimated to be in excess of $200,000;

            (k) any proposal for the corporation to acquire the capital stock or assets of another entity;

            (l) any proposal to select or change the corporation's independent auditors, legal counsel or any outside consultant which shall be paid more than $75,000 during any fiscal year;

            (m) make a gift, loan, advance or political contribution to any person, except loans and advances to employees of up to $2,500 for ordinary and necessary business expenses;

            (n) any decision whether to redeem or to purchase any Shares pursuant to the Right of First Refusal contained in Section 4.3 of the Shareholder Agreement or the assignment of such right to a third party. (In deciding whether to exercise a Right of First Refusal with respect to a disposing Investor Shareholder's Shares, any directors designated by, or who is an officer, director, employee or agent of the disposing Investor Shareholder, shall abstain from voting to the extent necessary to avoid a conflict of interest and such director's affirmative vote shall not be necessary to approve such action); and

            (o) determination of the Determined Value of Shares pursuant to
Section 4.5 of the Shareholder Agreement.

                                    ARTICLE 5
                                    Officers

         Section 5.1 Number. The principal officers of the corporation shall be a President, the number of Vice Presidents, as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

         Section 5.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal. The election of officers shall be subject to the provisions of Section 4.17 of these Bylaws.

         Section 5.3 Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

         Section 5.4 Resignation. An officer may resign at any time by delivering notice to the corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

         Section 5.5 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpected portion of the term.

         Section 5.6 President. The President shall be the chief executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 5.7 Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

         Section 5.8 Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) be custodian of the corporate records and of the seal of the corporation, if any, and if the corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (c) authenticate the records of the corporation; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

         Section 5.9 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 5.10 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President of the Board of Directors.

         Section 5.11 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint any person to act as assistant to any officer, or as agent for the corporation in his or her stead or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

         Section 5.12 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors as provided in Section 4.17 of these Bylaws, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                                    ARTICLE 6
             CONTRACTS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

         Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents, if any; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         Section 6.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors

         Section 6.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

         Section 6.4 Voting of Securities Owned by Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he or she be present, or in his or her absence, by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his or her absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect of any such shares or other securities, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents, if any, of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned or controlled by this corporation the same as such shares or other securities might be voted by this corporation.

                                    ARTICLE 7
                   CERTIFICATES FOR SHARES: TRANSFER OF SHARES

         Section 7.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         Section 7.2 Certificates for Shares. Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which he or she is entitled unless the Board of Directors authorizes the issuance of some or all shares without certificates. Any such authorization shall not affect shares already represented by certificates until the certificates are surrendered to the corporation. If the Board of Directors authorizes the issuance of any shares without certificates, within a reasonable time after the issue or transfer of any such shares, the corporation shall send the shareholder a written statement of the information required by the Act to be set forth on certificates, including any restrictions on transfer. Certificates representing shares of the corporation shall be in such form, consistent with the Act, as shall be determined by the Board of Directors. Such certificates shall be signed (either manually or in facsimile) by the President or any Vice President or any other persons designated by the Board of Directors and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Unless the Board of Directors authorizes shares without certificates, all certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these bylaws with respect to lost, destroyed, or stolen certificates. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

         Section 7.3 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register a transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on ar with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         Section 7.4 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation as required by the Act of any restriction imposed by the corporation upon the transfer of such shares.

         Section 7.5 Lost, Destroyed, or Stolen Certificates. Unless the Board of Directors authorizes shares without certificates, where the owner claims that certificates for shares have been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         Section 7.6 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the corporation.

                                    ARTICLE 8
                                      SEAL

         Section 8.1 Seal. The Board of Directors may provide for a corporate seal for the corporation.

                                    ARTICLE 9
                                BOOKS AND RECORDS

         Section 9.1 Books and Records.

             (a) The corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

             (b)     The corporation shall maintain accurate accounting records.

             (c) The corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

             (d) The corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.

         Section 9.2 Shareholders' Inspection Rights. Shareholders are entitled to inspect and copy records of the corporation as permitted by the Act.

         Section 9.3 Distribution of Financial Information. The corporation shall prepare and disseminate financial statements to shareholders as required by the Act.

         Section 9.4 Other Reports. The corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future.

                                   ARTICLE 10
                                 INDEMNIFICATION

         Section 10.1 Provision of Indemnification. The corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors or Officers against any and all Liabilities, and advance any and all reasonable Expenses incurred in any Proceeding to which any such Director or Officer is or is threatened to be made a Party or a witness because he or she is or was a Director or Officer of the corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Officer may be entitled under any written agreement, Board resolution, vote of shareholders, the Act, or otherwise. The corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Officers whether or not the corporation would be obligated to indemnify or advance Expenses to such Director or Officer under this Article. For purposes of this Article, the terms "Directors" and "Officers" includes former directors or officers and any directors or officers who are or were serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as agents separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). All other capitalized terms used in this Article and not otherwise defined herein shall have the meaning set forth in Section 607.0850, Florida Statutes
(1995), as amended. The provisions of this Article are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

                                   ARTICLE 11
                                   AMENDMENTS

         Section 11.1 Power to Amend. These bylaws may be amended or repealed only by the shareholders. Any amendment or repeal of the Bylaws requires the affirmative vote of the holders of not less than ninety percent of the total outstanding shares.

         Section 11.2 Implied Amendments. Any action taken or authorized by the shareholders which would be inconsistent with the bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                   ARTICLE 12
                              SHAREHOLDER AGREEMENT

         Section 12.1 Conflict Between Shareholder Agreement and Bylaws. The Company and its shareholders have entered into a Shareholder Agreement dated December 10, 1997 by and among all of the shareholders of the Corporation, as amended from time to time (the "Shareholder Agreement"). In the event of any conflict between these Bylaws and the Shareholder Agreement, the provisions of the Shareholder Agreement shall govern and supersede the provisions of these Bylaws. Notwithstanding anything contained in these Bylaws to the contrary, no officer or director of the corporation shall take any action which would violate the Shareholder Agreement.

                                   ARTICLE 13
                         LIMITATION ON SCOPE OF BUSINESS

         Section 13.1 Permitted Business Activities. The only permitted business activities of the corporation shall be to build, own and operate all centers focused on customer services related to the insurance industry, health care management services and other health industry related services and such other business activities as may be necessary and proper to conduct the foregoing enumerated business activities. The corporation shall not engage in the business of providing marketing, distribution, enrollment, premium billing and collection to medical care providers and medical benefits payors, except as expressly permitted in the Shareholder Agreement. The corporation shall not engage in the business of operating call centers or provide teleservicing, telemarketing or related services or provide technology and support services relating to the foregoing, except to health benefits payors, health care providers and the health insurance industry.

                            AMENDMENT NO. 1 TO BYLAWS
                                       OF
                         SYKES HEALTHPLAN SERVICES, INC.


         The following amendment to Section 4.1 of the Bylaws of Sykes HealthPlan Services, Inc. (the "Corporation"), effective March 2, 1998, was approved by the shareholders of the Corporation on the 2nd day of March, 1998:

                  Section 4.1 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The corporation shall have four directors. The number of directors may be increased or decreased from time to time by vote of the shareholders as provided in Section 3.9 of these Bylaws, but shall never be less than two.

                            AMENDMENT NO. 2 TO BYLAWS
                                       OF
                         SYKES HEALTHPLAN SERVICES, INC.


         The following amendment to Section 4.1 of the Bylaws of Sykes HealthPlan Services, Inc. (the "Corporation"), effective March 25, 1998, was approved by the shareholders of the Corporation on the 25th day of March, 1998:

                  Section 4.1 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The corporation shall have seven directors. The number of directors may be increased or decreased from time to time by vote of the shareholders as provided in Section 3.9 of these Bylaws, but shall never be less than two.